UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

June 28, 2021

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 28, 2021, Vivint Smart Home, Inc. (the “Company”) issued a press release (the “Launch Press Release”) announcing that its wholly owned subsidiary, APX Group, Inc. (the “Issuer”), intends, subject to market and other conditions, to offer Senior Notes due 2029 in a private placement.

On July 1, 2021, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of its offering of $800.0 million aggregate principal amount of 5.75% Senior Notes due 2029. The offering is expected to close on July 9, 2021, subject to (i) the satisfaction and discharge of the Redeemed Notes (as defined below), (ii) the refinancing of the Company’s existing revolving credit facility and term loan facility (the “Existing Credit Facilities”), (iii) the entry into a new $350.0 million senior secured revolving credit facility and a new $1,350.0 million senior secured first lien term loan facility maturing in July 2028 (the “New Senior Secured Credit Facilities”) and (iv) other customary closing conditions.

The Issuer intends to use the net proceeds from the Notes offering, together with the borrowings under the New Senior Secured Credit Facilities and cash on hand, to (i) redeem all $677.0 million of its outstanding 7.875% Senior Secured Notes due 2022 (the “2022 Notes”), (ii) redeem all $400.0 million of its outstanding 7.625% Senior Notes due 2023 (the “2023 Notes”), (iii) redeem all $225.0 million of its outstanding 8.500% Senior Secured Notes due 2024 (the “2024 Notes” and together with the 2022 Notes and the 2023 Notes, the “Redeemed Notes”), (iv) repay amounts outstanding, and to terminate all commitments, under its Existing Credit Facilities and (v) pay the related redemption premiums and all fees and expenses related thereto. The redemption of the Redeemed Notes is conditioned on the consummation of one or more refinancing transactions by the Company yielding net proceeds sufficient to (i) pay the redemption prices on the 2022 Notes and the 2024 Notes on July 24, 2021, (ii) pay the redemption price on the 2023 Notes on September 1, 2021, and (iii) repay indebtedness outstanding under the Company’s Existing Credit Facilities. No assurances may be given that these refinancing transactions will be completed on the timeline, in the amount, or on the terms presently contemplated by the Company or at all.

The Notes to be offered have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Notes may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered, by the initial purchasers, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S.

A copy of the Launch Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Pricing Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished under this Item 8.01 of the Current Report on Form 8-K does not constitute a notice of redemption of the 2022 Notes, the 2023 Notes or the 2024 Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Launch Press Release, dated June 28, 2021.

Exhibit 99.2	Pricing Press Release, dated July 1, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Shawn J. Lindquist
Name:	Shawn J. Lindquist
Title:	Chief Legal Officer

Date: July 1, 2021

3